UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2012

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.	Submission of Matters To a Vote of Security Holders

We held an annual meeting of stockholders on July 13, 2012, for purposes of:

•	electing five directors, each to serve until our 2013 annual meeting of stockholders;
•	ratifying the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
•	amending our 2008 Stock Incentive Plan (“Plan”) to increase the number of shares of common stock reserved under the Plan.

All of the persons nominated to serve on our board of directors, namely Clarence (Yuk Man) Chung, Vincent L. DiVito, John W. Crawford, J.P., Samuel Tsang and Anthony Tyen, Ph.D., were elected to our board of directors, with shares voted (*Note(1)) as follows:

	Shares voted for	Shares withheld
Clarence (Yuk Man) Chung	68,717,530	258,932
Vincent L. DiVito	68,638,167	338,295
John W. Crawford, J.P.	68,667,633	308,829
Samuel Tsang	68,572,423	404,039
Anthony Tyen, Ph.D.	68,670,101	306,361

In addition, our shareholders ratified the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2012, with shares voted as follows:

Shares voted for	107,731,272
Shares against	683,491
Shares abstaining	78,430

Meanwhile, our shareholders approved the amendment to the Plan to increase the maximum number of shares of our common stock that are available for issuance under the Plan from 10,000,000 to 15,000,000 pre-Reverse Split shares (*Note(2)), which is equivalent to an increase from 2,500,000 to 3,750,000 post-Reverse Split Shares, with shares voted as follows:

Shares voted for	67,405,966
Shares against	1,502,591
Shares abstaining	67,905

There were 39,516,731 broker non-votes cast in the election of directors and the amendment to our Plan.

*Notes : (1) All numbers of shares voted or broker non-votes as indicated in this Form are on a pre-Reverse Split basis.

(2) On June 12, 2012, we filed a Certificate of Change with the Secretary of State of Nevada to effect a reverse split of the issued and outstanding shares of our common stock at a ratio of one share for every four shares outstanding prior to the effective date of the reverse stock split (“Reverse Split”). The Reverse Split took effect on June 12, 2012. For details of the Reverse Split, please refer to our Form 8-K issued on June 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: July 17, 2012	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer